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                           WORTHEN BANKING CORPORATION

                             1993 STOCK OPTION PLAN


                       ("WORTHEN 1993 STOCK OPTION PLAN")





















ADOPTED:  APRIL 27, 1993
AMENDED AND RESTATED: MARCH 22, 1994

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                            WORTHEN STOCK OPTION PLAN



ARTICLE                                                                     PAGE
- -------                                                                     ----

I.        Purposes.............................................................1

II.       Shares Subject to the Plan...........................................2

III.      Administration.......................................................3

IV.       Eligibility..........................................................6

V.        Maximum Allotment of Incentive Options...............................7

VI.       Option Price and Payment.............................................8

VII.      Fair Market Value....................................................9

VIII.     Use of Proceeds.....................................................11

IX.       Term of Options and Limitations on
          the Right of Exercise...............................................11

X.        Exercise of Options.................................................12

XI.       Stock Appreciation Rights...........................................12

XII.      Nontransferability of Options and
          Stock Appreciation Rights...........................................15

XIII.     Termination of Employment...........................................16

XIV.      Adjustment of Shares; Effect of
               Certain Transactions...........................................17

XV.       Change of Control...................................................18

XVI.      Loans or Guarantee of Loans.........................................19

XVII.     Reload Options......................................................19

XVIII.    Right to Terminate Employment.......................................20

XIX.      Purchase for Investment.............................................20

XX.       Issuance of Certificates;
          Legends; Payment of Expenses........................................21

XXI.      Withholding Taxes...................................................22

                                        i

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ARTICLE                                                                     PAGE
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XXII.     Listing of Shares and Related Matters...............................23

XXIII.    Amendment of the Plan...............................................23

XXIV.     Termination or Suspension of the Plan...............................24

XXV.      Governing Law.......................................................24

XXVI.     Effective Date......................................................25

                                       ii

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                            WORTHEN STOCK OPTION PLAN



                                  I.  PURPOSES

     Worthen Banking Corporation ("Worthen"), desires to afford certain of its key employees and key employees of any subsidiary corporation or parent corporation now existing or hereafter formed or acquired who are responsible for the continued growth of Worthen an opportunity to acquire a proprietary interest in Worthen, and thus to create in such key employees an increased interest in and a greater concern for the welfare of Worthen.
     The stock options ("Options") and stock appreciation rights ("Rights") offered pursuant to this Worthen 1993 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.
     Worthen, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.
     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as it may from time to time be amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Nonqualified Options"), but Worthen makes no warranty as to the qualification of any Option as an Incentive Option.

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                         II.  SHARES SUBJECT TO THE PLAN

     The total number of common shares of Worthen which either may be purchased pursuant to the exercise of Options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan (the "Total Plan Shares") shall not exceed, in the aggregate, seven hundred twenty thousand (720,000) of the presently authorized common shares, $1.00 par value per share, of Worthen (the "Shares"). Accordingly, the sum of (a) the number of Shares subject at any one time to Options or Rights granted under the Plan and (b) the number of Shares then outstanding pursuant to exercises of Options or Rights granted under the Plan, shall not exceed seven hundred twenty thousand (720,000) Shares. The term "Shares" shall include any securities, cash or other property into which Shares may be changed through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of Shares, exchange of Shares, issuance of rights to subscribe or change in capital structure. Shares which are subject to Rights and related Options shall be counted only once in determining whether the maximum number of Shares which may be purchased or acquired under the Plan has been exceeded.
     Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in Worthen's treasury, or both, at the discretion of Worthen. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options or Rights may be granted with respect to the shares covered by such expired or terminated Options or Rights, provided that the grant and the terms

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of such new Options or Rights shall in all respects comply with the provisions of the Plan.
     Except as provided in Article XXII, Worthen may, from time to time during the period beginning April 27, 1993 (the "Effective Date") and ending April 26, 2003 (the "Termination Date"), grant to certain key employees of Worthen, or of any subsidiary corporation or parent corporation of Worthen now existing or hereafter formed or acquired, Options, Rights or both Options and Rights, under the terms hereinafter set forth.
     Provisions of the Plan which pertain to Options or Rights granted to an employee shall apply to Options, Rights or a combination thereof.
     As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(f) and 424(e) of the Code.

                              III.  ADMINISTRATION

     The Board of Directors of Worthen (the "Board of Directors") hereby designates the Worthen Human Resources and Compensation Committee (the "Committee") as the Committee of the Board of Directors authorized to administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of

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the Committee shall be the act of the Committee.  Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.
     Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the employees to whom Options or Rights shall be granted, the time when such Options or Rights shall be granted to employees, the number of Shares which shall be subject to each Option or Right, the purchase price of each Share which shall be subject to each Option or Right, the period(s) during which such Options or Rights shall be exercisable (whether in whole or in part), and such other terms and provisions thereof; including, but not limited to, any provisions relating to the effect upon exercisability of the death or termination of employment of the employee, the extension of any loan to the employee to finance the exercise of the Option under Article XVI, any change in the vesting of options on a change of control under Article XV and any provision for an automatic regrant of options under
Article XVII. In determining the employees to whom Options or Rights shall be granted, the Committee shall consider the length of service, the amount of earnings and the responsibilities and duties of such employees.
     Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and Options and Rights granted thereunder, to amend the Plan and Options and Rights granted thereunder, to prescribe, amend and rescind rules and

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regulations relating to the Plan, to determine the terms and provisions of the respective Options and Rights (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, that the employee agree, promptly after the grant of an Option or Right, (i) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option or Right granted under the Plan for a period of six (6) months following the date of acquisition; and (ii) that in the event of termination of employment of such employee, such employee will not, for a period to be fixed at the time of the grant of the Option or Right, enter into any other employment, or participate directly or indirectly in any other business or enterprise, which is competitive with the business of Worthen or any subsidiary corporation or parent corporation of Worthen, or enter into any employment in which such employee will be called upon to utilize special knowledge and information obtained through employment with Worthen or any subsidiary corporation or parent corporation thereof. The determination of the Committee on matters referred to in this Article III shall be conclusive.
     Whether or not a Committee is separately designated by the Board of Directors, any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, each of the members of the Board of Directors are "disinterested persons"

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within the meaning of Rule 16b-3 (or any successor rule or regulation)
promulgated under the Exchange Act.
     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by Worthen. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

                                IV.  ELIGIBILITY

     Options and Rights may be granted only to salaried key employees of Worthen or of any subsidiary corporation or parent corporation of Worthen, except members of the Committee and except as hereinafter provided, and shall not be granted to any officer or director who is not also a salaried key employee. Any person who shall have retired from the active employment by Worthen, although such person shall have entered into a consulting contract with Worthen, shall not be eligible to receive an Option or a Right.
     An Incentive Option shall not be granted to any person who, at the time such Option is granted, owns shares of Worthen or any subsidiary corporation or parent corporation of Worthen who possesses more than ten percent (10%) of the total combined voting power of all classes of shares of Worthen or of any subsidiary corporation or parent corporation of Worthen, unless (i) the

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exercise price per share is not less than one hundred and ten percent (110%) of the fair market value per share on the date such Option is granted and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In determining share ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.
     Notwithstanding any other provision contained herein, grants under the Plan to an individual employee during any calendar year shall be limited as follows:
     (a) the number of Shares with respect to which Options may be granted shall not exceed fifteen percent (15%) of Total Plan Shares;
     (b) the number of Shares with respect to which Rights may be granted shall not exceed fifteen percent (15%) of Total Plan Shares; and
     (c) the aggregate number of Shares with respect to which Options and Rights may be granted shall not exceed thirty percent (30%) of Total Plan Shares.


                   V.  MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS

     To the extent that the aggregate fair market value of shares as to which Incentive Options (determined without regard to this Article V) are exercisable for the first time by an employee during any calendar year exceeds $100,000, such options shall be treated as Nonqualified Options.

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                          VI.  OPTION PRICE AND PAYMENT

     The price for each Share purchasable under any Option granted hereunder shall be not less than (i) one hundred percent (100%) of the fair market value per Share with respect to Incentive Options, and (ii) one hundred percent (100%) of the fair market value per Share with respect to Nonqualified Options, at the date any such Option is granted; provided, however, that, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of Worthen who possesses more than ten percent (10%) of the total combined voting power of all classes of shares of Worthen, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred and ten percent (110%) of the fair market value per Share at the date the Option is granted.
     Worthen shall cause such Share certificates to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide in the discretion of the Committee and to the extent permitted by applicable law, exercise his Option, in whole or in part (i) by delivering to Worthen common shares of Worthen (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, or
(ii) permitting Worthen to retain from the Option being exercised a number of shares that have a fair market value equal to the total

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exercise price for all the shares of the Option being exercised; the fair market value of the shares so delivered or retained to be determined on the exercise date in the same manner as provided for the determination of the fair market value on the date of grant, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For this provision, the exercise date is the date on which shares are received pursuant to the Option and payment is made therefor.
     By way of example of the exercise of options under clause (ii) above:
Assume Employee has an option to purchase 1000 shares at $10.00 per share (the "Option"). Assume that Employee gives proper notice and elects to exercise the Option on January 5, 1995, at which date the fair market value of the shares is $20.00 per share. Assuming that Employee's grant permits Employee to use clause
(ii) for the payment of shares, and that the Stock Option Committee, in its discretion, approves of that method, then, on January 5, 1995, Worthen will retain 500 shares of the Option being exercised (i.e., shares having an aggregate fair market value of $10,000, which is the total exercise price for the 1,000 shares of the Option being exercised) and Employee will receive 500 shares. Employee will have no further shares available under the Option.

                             VII.  FAIR MARKET VALUE

     For purposes of this Plan, fair market value shall be defined as follows:
     If the Shares of Worthen are listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the average of the high and low sale prices

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per share of such Shares of Worthen on such national securities exchange in the
United States on such date, but if the Shares of Worthen are not traded on such date or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of such high and low sale prices on the last preceding date on which such exchange shall have been open for business and the Shares of Worthen were traded. If the Shares of Worthen are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.
     If at the date any Option is granted a public market exists for the Shares of Worthen but such Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for such Shares of Worthen in the United States on the date such Option is granted. If there are no bid and asked quotations for such Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for such Shares of Worthen on the closest date preceding the date such Option is granted, for which such quotations are available.

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                             VIII.  USE OF PROCEEDS

     Any cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of Worthen and used for its general corporate purposes as the Board of Directors shall determine. Shares received or retained by Worthen as payment, in whole or in part, for the exercise of any Option may, in the discretion of the Board of Directors, be retained as treasury shares or returned and cancelled.

                      IX.  TERM OF OPTIONS AND LIMITATIONS
                              ON THE RIGHT OF EXERCISE

     Unless the Committee shall determine otherwise (in which event, the instrument evidencing the Option granted hereunder shall so specify), and subject to the provisions of Article IV, any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option at such times and in such amounts as the Committee shall determine at such date of grant.
     Any Nonqualified Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee, with the Board of Directors approval, shall determine at the date of the grant of such Option.
     The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.
     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall

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terminate prior to the Termination Date, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.
     In no event shall an Option granted hereunder be exercised for a fraction of a share.

                             X.  EXERCISE OF OPTIONS

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of Worthen at the principal business office of Worthen, specifying the number of Shares to be purchased and accompanied by payment of the purchase price.

                         XI.  STOCK APPRECIATION RIGHTS

     In the discretion of the Committee and subject to Board of Directors approval, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Nonqualified) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Nonqualified Option and in conjunction therewith or in the alternative thereto.
     The exercise price of a Right granted alone shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of one Share on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith

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or in the alternative thereto shall have the same exercise price as the related
Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Right, by its terms, shall be exercisable only when the fair market value of the Shares subject to the Right and related Option exceeds the exercise price thereof.
     Upon exercise of a Right granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the Right shall have been exercised. The number of Shares for which a Right shall be exercisable shall be reduced upon any exercise of the related Option by the number of Shares for which such Option shall have been exercised.
     Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.
     A Right shall entitle the holder to receive from Worthen, upon a written request filed with the Corporate Secretary of Worthen at its principal offices (the "Request"), a number of Shares as specified in the Request (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Shares and cash, as set forth in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate value equal to the

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product of (i) the excess of the fair market value on the day of such Request of one Share over the exercise price per Share specified in such Right or its related Option, multiplied by (ii) the number of Shares for which such Right shall be exercised; provided, however, that the Committee, in its discretion, may impose a maximum limitation on the amount of cash, the fair market value of Shares, or a combination thereof, which may be received by a holder upon exercise of a Right.
     Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of Worthen during the period beginning on the third business day following the date of release for publication by Worthen of quarterly or annual summary statements of earnings and profits and ending on the twelfth business day following such date. Within sixty (60) days of the receipt by Worthen of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request.
     If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder's right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject

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to the approval of the Committee.  Additionally, such disapproval shall not affect such holder's right to exercise any related Option or Options granted to such holder under the Plan.
     A holder of a Right shall not receive cash or Shares of Worthen Banking Corporation stock in full or partial settlement of such Right, or upon the full or partial exercise of such Right, if such Right or the related Option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply if the holder of such Right dies or becomes disabled (within the meaning of Section 105(d)(4) of the Code) prior to the expiration of such six-month period, or if such holder is not a director, officer or a beneficial owner of more than 10% of any class of equity security of Worthen as described in Section 16(a) of the Exchange Act.
     A Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Shares subject to the Right exceeds the exercise price thereof on such date.

                       XII.  NONTRANSFERABILITY OF OPTIONS
                             AND STOCK APPRECIATION RIGHTS


     Neither an Option nor a Right granted hereunder shall be transferable otherwise than by will or the laws of descent and distribution, and any Option or Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

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                        XIII.  TERMINATION OF EMPLOYMENT

     Upon termination of employment of any employee with Worthen and all subsidiary corporations and parent corporations, any Option or Right previously granted to the employee, unless otherwise specified by the Committee in the Option or Right, shall, to the extent not theretofore exercised, terminate and become null and void.
     In no event, however, shall any person be entitled to exercise any Option or Right after the expiration of the period of exercisability of such Option or Right as specified therein.
     If applicable to an Option or Right granted hereunder, whenever such Option or Right shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option or Right granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option or Right.
     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the termination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option or Right, such individual

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shall not be entitled to exercise such Option or Right during such period and while the employment relationship is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the Chairman of the Board, the President, a Senior Vice-President or other duly authorized officer of such corporation.
     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by Worthen to employment by a subsidiary corporation or a parent corporation of Worthen or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of Worthen to employment by Worthen or by another subsidiary corporation or parent corporation of Worthen.


                       XIV.  ADJUSTMENT OF SHARES; EFFECT
                               OF CERTAIN TRANSACTIONS


     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option or Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure) appropriate adjustments shall be made by the Committee as to the maximum number of Shares subject to the Plan, the maximum number of Shares for which Options or Rights may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options or Rights which may be granted

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to any one employee, and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under Options or Rights, and the determination of the Committee as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Option and any related Right shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an Incentive Option for purposes of Section 422 of the Code.

                             XV.  CHANGE OF CONTROL

     In the discretion of the Committee, the Option or Right may contain a provision to accelerate the exercisability of any Option or Right on a change of control as may be defined by the Committee. In addition, the Committee, in its discretion, may determine that, upon the occurrence of a change of control as defined, each Option or Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option or Right, an amount equal to the excess of the fair market value of the Shares immediately prior to the occurrence of such transaction over the exercise price of such Option or Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to any Option or Right granted within six (6) months before the occurrence of a

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transaction described above if the holder of such Option or Right is a director, officer or a beneficial owner of more than 10% of any class of equity security of Worthen as described in Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 105(d)(4) of the Code) prior to the expiration of such six-month period.

                        XVI.  LOANS OR GUARANTEE OF LOANS

     The Committee may authorize the extension of a loan to an employee by Worthen (or the guarantee by Worthen of a loan obtained by an employee from a third party) in order to assist an employee to exercise an Option under the Plan. The terms of any loans or guarantees, including the interest rate, if any, and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted with or without security, the maximum credit available being the exercise price of the Option sought to be exercised plus any tax liability incurred upon exercise of the Option.

                              XVII.  RELOAD OPTIONS

     The Committee may provide in any Option for the automatic regrant of any option for all or a portion of the number of shares which were acquired by the exercise of the Option; provided, however, that no such reload option shall be effective unless separately ratified by the Committee within ninety (90) days of the exercise of the Option and no Option shall provide for more than two regrants of options upon its exercise. Any such regrant shall be in accordance with the provisions of the Option except the

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purchase price of the Shares shall be the fair market value as of the date of ratification by the Committee.

                      XVIII.  RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not impose any obligation on Worthen or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option or Right; it shall not impose any obligation on the part of any holder of an Option or Right to remain in the employ of Worthen or of any subsidiary corporation or parent corporation thereof.

                          XIX.  PURCHASE FOR INVESTMENT

     Except as hereafter provided, the holder of an Option or Right granted hereunder shall, upon any exercise hereof, execute and deliver to Worthen a written statement, in form satisfactory to Worthen, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution of any of such Shares. Any resale or distribution of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement shall have become effective and is then current with regard to the Shares being sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to

Worthen, from counsel for or approved by Worthen, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by Worthen so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of Worthen (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

                         XX.  ISSUANCE OF CERTIFICATES;
                              LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an Option or Right which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares as to which the Option or Right has been exercised shall be issued by Worthen in the name of the person exercising the Option or Right and shall be delivered to or upon the order of such person or persons, as permitted by state or federal securities law.
     Worthen may place such legend or legends upon the certificates for Shares issued upon exercise of an Option or Right granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between Worthen and the optionee or grantee with respect to such Shares, or (iii) permit Worthen to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.
     Worthen shall pay all issue or transfer taxes with respect to the issuance or transfer of shares, as well as all fees and expenses necessarily incurred by Worthen in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by Worthen for its own corporate purposes (and Worthen so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of such Shares in the Registration Statement.
     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

                             XXI.  WITHHOLDING TAXES

     Worthen may require an employee exercising a Right or a Nonqualified Option granted hereunder to reimburse the corporation which employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe.

                  XXII.  LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

                          XXIII.  AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of Worthen, if such approval is necessary to (i) maintain qualification of the Plan under Rule 16b-3 (or any successor rule or regulation) of the Securities Exchange Act of 1934, (ii) comply with the provisions of the Code, or (iii) comply with the rules and negotiations of any applicable stock exchange or self-regulatory organization. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Options granted thereunder to qualify as incentive stock options under Section 422 of the Code and the Treasury regulations promulgated thereunder and, to the extent permitted under applicable laws, rules, and regulations, to include the cashless exercise provision of Article VI. The rights and obligations under any Option or Right granted before amendment of the Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Plan or the Option or Right without the consent of the holder of the Option or Right.

                  XXIV.  TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXII or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option or Right may not be granted while the Plan is suspended or after it is terminated; provided, however, that options or rights previously issued and unexpired shall continue to exist and may be validly exercised, pursuant to the provisions of the Plan, until each option and/or right individually expires. Rights and obligations under any Option or Right granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted. The power of the Committee to construe and administer any Options or Rights granted prior to the termination or suspension of the Plan under Article III shall nevertheless continue after such termination or during such suspension.

                               XXV.  GOVERNING LAW

     The Plan, such Options and Rights as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas from time to time obtaining.

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

                              XXVI.  EFFECTIVE DATE

     The Plan shall become effective at 2:00 p.m., Central Standard time, on the Effective Date, the date on which the Plan was adopted by the Board or Directors.

                                   CERTIFICATE

     I, William B. Keisler, Secretary of Worthen Banking Corporation, certify that the foregoing is a true and correct copy of the Worthen Banking Corporation 1993 Stock Option Plan as adopted by the board of directors of the corporation March 22, 1994, and authorized by its shareholders ______________, 1994.


                                   ________________________________
                                   William B. Keisler

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